UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2019

SENECA FOODS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	0-01989	16-0733425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751

(Address of Principal Executive Offices, including zip code)

(315) 926-8100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $.25 Par	SENEA	NASDAQ Global Market
Common Stock Class B, $.25 Par	SENEB	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

Dismissal of Independent Accountant

On August 22, 2019, the Audit Committee of the Board of Directors (the "Audit Committee") of Seneca Foods Corporation (the "Company") unanimously approved the dismissal of BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm. The decision to change the Company's independent registered public accounting firm was the result of a request for proposal process in which the Audit Committee conducted a comprehensive, competitive process to select the independent registered public accounting firm.

The audit reports of BDO on the Company's consolidated financial statements as of and for the fiscal years ended March 31, 2019 and 2018 and on the effectiveness of internal control over financial reporting as of March 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of BDO on the effectiveness of internal control over financial reporting as of March 31, 2018 was an adverse opinion as disclosed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 as filed with the U.S. Securities Exchange Commission (“SEC”) on June 29, 2018.

During the years ended March 31, 2019 and 2018 and subsequent interim periods through August 22, 2019, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such periods.

During the two most recent fiscal years ended March 31, 2019 and 2018 and subsequent interim periods through August 22, 2019, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that management identified a material weakness in the Company's internal control over financial reporting as of March 31, 2018 which was identified and disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the Company’s Annual Report as of and for the fiscal year ended March 31, 2018. The Company restated (1) the audited consolidated financial statements as of and for the years ended March 31, 2017 and 2016 and the independent registered public accounting firm’s reports thereon and (2) the unaudited condensed consolidated financial statements as of and for each of the interim periods within the fiscal years ended March 31, 2018 and 2017 to correct inadvertent errors in the application of generally accepted accounting principles dealing with complex and technical accounting issues relating to "bill and hold" revenue recognition. The Public Company Accounting Oversight Board Standards require that a restatement of financial statements be regarded as a significant deficiency in internal control over financial reporting and a strong indicator of a material weakness. Consistent with these standards, management concluded that the restatements of the Company's consolidated financial statements constitute a material weakness.

The Company has provided BDO with a copy of this Form 8-K and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of BDO’s letter dated August 22, 2019, is filed as Exhibit 16.1 to this Form 8-K.

Engagement of Independent Accountant

Also on August 22, 2019, the Audit Committee unanimously approved the engagement of Plante Moran, P.C. ("Plante Moran") as the Company's new independent registered public accounting firm to audit the Company's financial statements and internal control over financial reporting as of and for the year ending March 31, 2020. The change will be effective upon Plante Moran’s completion of its standard client acceptance process and execution of an engagement letter.

The Company did not consult with Plante Moran during the two most recent fiscal years and through August 22, 2019 regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or (ii) any matter that was the subject of a disagreement (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K), or a reportable event (as such term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

16.1     Letter from BDO USA, LLP dated August 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 22, 2019

SENECA FOODS CORPORATION

By:	/s/ Timothy J. Benjamin
Timothy J. Benjamin
Chief Financial Officer